UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2004 Performance Incentive Plan

The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) previously adopted an amendment and restatement of the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan (as renamed, the “2017 Performance Incentive Plan,” or the “2017 Plan”), subject to approval by the Company’s stockholders on November 2, 2017. Among other things, the 2017 Plan reflects amendments to:

(i)	increase the number of shares of the Company’s common stock available for award grants under the 2017 Plan by 14,000,000 shares, from 65,837,248 shares to a new maximum aggregate limit of 79,837,248 shares;

(ii)	provide that shares of the Company’s common stock subject to awards outstanding under the SanDisk Corporation 2013 Incentive Plan (the “SanDisk Plan”) on November 2, 2017 that are forfeited, cancelled or expired prior to being vested or exercised, as applicable, will be available for new grants under the 2017 Plan;

(iii)	renew the Company’s authority to grant certain qualified performance-based awards intended to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code through the Company’s 2022 annual meeting of stockholders, and approve the performance criteria set forth in the 2017 Plan for use in connection with such performance-based awards; and

(iv)	increase the limit of the maximum number of shares of the Company’s common stock that may be delivered under the 2017 Plan pursuant to stock options qualified as incentive stock options under the Internal Revenue Code by an additional 14,000,000 shares, from 65,837,248 shares to a new aggregate incentive stock option limit of 79,837,248 shares. These stock option awards count against, and are not in addition to, the aggregate share limit of 79,837,248 shares referenced in (i) above.

According to the results from the Company’s annual meeting of stockholders held on November 2, 2017, the Company’s stockholders have approved the 2017 Plan.

Upon stockholder approval of the 2017 Plan on November 2, 2017, no new awards may be granted under the SanDisk Plan after such date and the share pool then available for new award grants under the SanDisk Plan was cancelled. However, the termination of the Board’s grant authority under the SanDisk Plan does not affect awards outstanding under that plan.

The Board or one or more committees appointed by the Board administers the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee of the Board, except the Board retains administrative authority with respect to awards granted to non-employee members of the Board. The administrator of the 2017 Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries, members of the Board, and certain consultants and advisors to the Company or any of its subsidiaries.

The 2017 Plan authorizes an increase in the number of shares of the Company’s common stock available for award grants under the 2017 Plan by an additional 14,000,000 shares, from 65,837,248 shares to a new aggregate total of 79,837,248 shares. As noted on page 80 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 18, 2017, as of August 11, 2017, (i) a total of 12,887,921 shares of the Company’s common stock were subject to outstanding awards granted under the 2017 Plan, (ii) a total of 9,938,760 shares of the Company’s common stock were subject to outstanding awards granted under the SanDisk Plan, (iii) 4,548,181 shares of the Company’s common stock were available for new award grants under the 2017

Plan (before giving effect to the increase in the aggregate share limit by 14,000,000 shares), and (iv) an additional 10,828,293 shares of the Company’s common stock were available for new award grants under the SanDisk Plan. Shares issued in respect of any “full-value award” (generally, any award other than a stock option or stock appreciation right) granted under the 2017 Plan will continue to be counted against the share limit described in the preceding paragraph as 1.72 shares for every one share actually issued in connection with the award.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2017 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise relates shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are reacquired or withheld by the Company to pay the exercise price of an award granted under the 2017 Plan, shares reacquired or withheld to satisfy the tax withholding obligations related to any award under the 2017 Plan, and shares purchased on the open market with the cash proceeds from the exercise of stock options, will not be available for subsequent awards under the 2017 Plan. Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will again be available for subsequent awards under the 2017 Plan. In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan.

The types of awards that may be granted under the 2017 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, performance stock, stock units, phantom stock, dividend equivalents and similar awards, which are granted or denominated in shares of the Company’s common stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase price of awards, and the performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

The foregoing summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 2, 2017. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following eight directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Martin I. Cole	229,469,332	1,354,564	264,888	33,148,333
Kathleen A. Cote	220,893,052	9,903,365	292,367	33,148,333
Henry T. DeNero	221,425,084	9,378,425	285,275	33,148,333
Michael D. Lambert	214,165,371	16,628,222	295,191	33,148,333
Len. J. Lauer	222,948,817	7,865,747	274,220	33,148,333
Matthew E. Massengill	226,059,455	4,669,509	359,820	33,148,333
Stephen D. Milligan	227,989,020	2,855,493	244,271	33,148,333
Paula A. Price	229,688,564	1,132,430	267,790	33,148,333

Advisory Vote on Named Executive Officer Compensation. The stockholders did not approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
96,580,013	133,950,108	558,663	33,148,333

Advisory Vote on Future Advisory Votes on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, holding future advisory votes on named executive officer compensation every 1 year as described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For 1 Year	For 2 Years	For 3 Years	Abstain
208,465,211	399,331	21,913,366	310,876

Approval of Restated 2004 Performance Incentive Plan. As described in more detail above, the stockholders approved an amendment and restatement of the Company’s 2004 Performance Incentive Plan (renamed as the “2017 Performance Incentive Plan”). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
208,467,506	22,272,571	348,707	33,148,333

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2018. The voting results were as follows:

For	Against	Abstain
256,870,381	6,983,217	383,519

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this report.

Exhibit No.	Description

10.1	Western Digital Corporation 2017 Performance Incentive Plan

Exhibit Index

10.1	Western Digital Corporation 2017 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 3, 2017		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary